D

                                                                 Exhibit (11)(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Forum Funds:

We hereby consent to the following with respect to Post-Effective Amendment No. 67 the Registration Statement on Form N-1A (File No. 2-67052) of Forum Funds:

1. The incorporation by reference of our report dated July 21, 1998 on our audit of the financial statements and financial highlights of Schroder Capital Funds (consisting of Schroder EM Core Portfolio) for the year ended May 31, 1998, which are incorporated by reference in the Statement of Additional Information.

2. The reference to our Firm under the heading, "Independent Accountants" in the Statement of Additional Information.



                                           /s/PricewaterhouseCoopers LLP
                                           PricewaterhouseCoopers LLP


Boston, Massachusetts
November 4, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Trustees of Forum Funds:

We hereby consent to the following with respect to Post-Effective Amendment No. 67 the Registration Statement on Form N-1A (File No. 2-67052) of Forum Funds:

1. The incorporation by reference of our report dated July 21, 1998 on our audits of the financial statements and financial highlights of Core Trust (Delaware)(consisting of Index Portfolio, Small Company Stock Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio) for the year ended May 31, 1998, which are incorporated by reference in the Statement of Additional Information.

2. The reference to our Firm under the heading, "Independent Accountants" in the Statement of Additional Information.


                                                  /s/PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP


Boston, Massachusetts
November 2, 1998